Exhibit 99.1
Roblox Reports Second Quarter 2021 Financial Results
Revenue Up 127% to $454.1 Million; Bookings Increased 35% to $665.5 Million; and Net Cash
from Operations up 64% to $191.2 million

SAN MATEO, Calif., Aug 16, 2021 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its second quarter 2021 financial results today and separately posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Second Quarter 2021 Financial Highlights
•Revenue increased 127% over Q2 2020 to $454.1 million
•Net Loss for Q2 2021 was $140.1 million
•Net cash provided by operating activities increased 64% over Q2 2020 to $191.2 million.
•Bookings increased 35% over Q2 2020 to $665.5 million
•Free Cash Flow increased more than 70% over Q2 2020 to $168.0 million
•Average Daily Active Users (DAUs) were 43.2 million, an increase of 29% year over year driven by:
◦ 42% growth in DAUs outside of the US/Canada compared to Q2 2020
◦ 46% growth in DAUs over the age of 13 compared to Q2 2020
•Hours Engaged were 9.7 billion, an increase of 13% year over year primarily driven by:
◦27% growth in engagement in markets outside of the US/Canada compared to Q2 2020
◦29% growth from users over the age of 13 compared to Q2 2020
•Average Bookings per DAU (ABPDAU) was $15.41, a slight increase year over year
July 2021 Key Metric Estimates
•Daily active users were 46.6 million, up 28% from July of last year, up 8% compared to 43.3 million in June 2021
•Hours engaged were 3.8 billion, up 22% year over year and up 16% compared to 3.3 billion in June 2021
•Bookings were between $221 million and $224 million, up 19% - 21% year over year and up sequentially 10% - 11% from June 2021 when bookings were $201.7 million
•Average bookings per DAU were between $4.75 - $4.81, down 5% - 7% year over year and up 2% - 3% sequentially from June 2021
•Revenue was between $161 million - $163 million, up 111% - 113% year over year and 2% - 4% sequentially from June 2021

“Our continued growth demonstrates the importance of our mission and the power of our platform,” said David Baszucki, Chief Executive Officer of Roblox. “These results are fueled both by our creator ecosystem and by the millions of people around the globe who want to connect and share new experiences every day on Roblox.”

“In the quarter ending June 30, 2021, cash from operations and free cash flow continued at record levels. The third quarter is off to a strong start with our highest levels of users and engagement to date,” said Michael Guthrie, Chief Financial Officer of Roblox. “We will continue to invest in our developer community, hire top engineering talent, and build out the infrastructure required to scale Roblox globally.”

Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding their second quarter 2021 results on Tuesday, August 17, 2021 at 5:30 a.m. Pacific Time. The webcast will be open to the public at ir.roblox.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our international growth and ability to reach an older audience, investment strategy, and business strategy and growth plans. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2021 and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact on our business of the COVID 19 pandemic restrictions and the easing of those restrictions as vaccinations become more prevalent; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage of the Company, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to user or third-party data. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in the reports we have filed or will file with the SEC, including our Quarterly Report Form 10-Q for the fiscal quarter ended March 31, 2021.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$454,100	$200,392	$841,076	$361,962
Cost and expenses:
Cost of revenue(1)	116,930	53,669	214,867	95,462
Developer exchange fees	129,714	85,052	248,652	129,551
Infrastructure and trust & safety	108,986	61,853	203,122	114,473
Research and development	124,748	40,249	221,392	89,658
General and administrative	97,678	18,707	192,053	49,265
Sales and marketing	18,990	13,908	38,992	29,565
Total cost and expenses	597,046	273,438	1,119,078	507,974
Loss from operations	(142,946)	(73,046)	(278,002)	(146,012)
Interest income	26	294	31	1,541
Other income/(expense), net	10	494	(1,040)	(2,663)
Loss before provision for income taxes	(142,910)	(72,258)	(279,011)	(147,134)
Provision for income taxes	20	5	22	6
Consolidated net loss	(142,930)	(72,263)	(279,033)	(147,140)
Net loss attributable to the noncontrolling interest	(2,796)	(742)	(4,682)	(1,240)
Net loss attributable to common stockholders	$(140,134)	$(71,521)	$(274,351)	$(145,900)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.40)	$(0.63)	$(0.83)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	571,300	180,336	432,159	174,939

(1)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,780,262	$893,943
Accounts receivable—net of allowances	217,010	246,986
Prepaid expenses and other current assets	45,432	26,274
Deferred cost of revenue, current portion	351,573	256,928
Total current assets	2,394,277	1,424,131
Property and equipment—net	218,581	206,415
Operating lease right-of-use assets	228,232	—
Deferred cost of revenue, long-term	127,011	113,793
Intangible assets, net	38,079	42,326
Goodwill	59,568	59,568
Other assets	8,043	1,567
Total assets	$3,073,791	$1,847,800
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$11,112	$12,012
Accrued expenses and other current liabilities	182,084	65,392
Developer exchange liability	90,615	80,912
Deferred revenue—current portion	1,488,200	1,070,230
Total current liabilities	1,772,011	1,228,546
Deferred revenue—net of current portion	551,665	484,699
Operating lease liabilities	206,376	—
Other long-term liabilities	1,700	22,109
Total liabilities	2,531,752	1,735,354
Commitments and contingencies
Convertible Preferred Stock
Convertible preferred stock, Series A, B, C, D, D-1, E, F, and G $0.0001 par value, zero and 349,522 shares authorized as of June 30, 2021, and December 31, 2020, respectively; zero and 337,235 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively; aggregate liquidation preference of zero and $335,654 as of June 30, 2021, and December 31, 2020, respectively	—	344,827
Stockholders’ Equity (Deficit)
Preferred stock; $0.0001 par value per share; 100,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value; 5,000,000 and 740,000 authorized as of June 30, 2021, and December 31, 2020, respectively, 574,595 and 201,327 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively; Class A common stock—4,935,000 and 675,000 shares authorized as of June 30, 2021, and December 31, 2020, respectively; 521,008 and 144,039 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively; Class B common stock—65,000 shares authorized as of June 30, 2021, and December 31, 2020, respectively, 53,587 and 57,287 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively
	57	20
Additional paid-in capital	1,293,160	239,792
Accumulated other comprehensive income	114	90
Accumulated deficit	(766,641)	(492,290)
Total Roblox Corporation stockholders’ equity (deficit)	526,690	(252,388)
Noncontrolling interests	15,349	20,007
Total stockholders’ equity (deficit)	542,039	(232,381)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$3,073,791	$1,847,800

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30
	2021	2020
Cash flows from operating activities:
Consolidated net loss	$(279,033)	$(147,140)
Adjustments to reconcile net loss including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	34,410	18,852
Stock-based compensation expense	132,403	49,666
Change in fair value of warrants	—	1,890
Operating lease non-cash expense	20,544	—
Other non-cash charges/(credits)	16	1,721
Changes in operating assets and liabilities:
Accounts receivable	29,960	(84,119)
Accounts payable	2,313	(988)
Prepaid expenses and other current assets	(27,264)	(6,835)
Other assets	(6,476)	1,392
Developer exchange liability	9,703	25,155
Accrued expenses and other current liabilities	74,129	9,834
Other long-term liability	584	1,836
Operating lease liabilities	(12,642)	—
Deferred revenue	484,936	384,303
Deferred cost of revenue	(107,863)	(95,442)
Net cash provided by operating activities	355,720	160,125
Cash flows from investing activities:
Acquisition of property and equipment	(45,368)	(26,249)
Purchases of short-term investments	—	(5,991)
Maturities of short-term investments	—	36,000
Purchases of intangible assets	(256)	(579)
Net cash (used in)/provided by investing activities	(45,624)	3,181
Cash flows from financing activities:
Proceeds from issuance of preferred stock for warrant exercises	—	147
Proceeds from issuance of common stock	41,889	5,996
Net proceeds from issuance of preferred stock	534,286	149,669
Net cash provided by financing activities	576,175	155,812
Effect of exchange rate changes on cash and cash equivalents	48	(3)
Net increase in cash and cash equivalents	886,319	319,115
Cash and cash equivalents
Beginning of period	893,943	301,493
End of period	$1,780,262	$620,608
Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for income taxes	—	—
Supplemental disclosure of noncash investing and financing activities:
Property and equipment additions in accounts payable and accrued expenses	$10,820	$16,343
Conversion of convertible preferred stock to common stock upon direct listing	$879,113	—

Use of Non-GAAP Financial measures
This press release and the accompanying tables contain the non-GAAP financial measures bookings, and free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance. Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Bookings is equal to the amount of virtual currency purchased by users in a given period of time. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
Non-GAAP to GAAP Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Bookings	$665,480	$494,171	$1,317,757	$743,747
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Reconciliation of revenue to bookings:
Revenue	$454,100	$200,392	$841,076	$361,962
Add (deduct):
Change in deferred revenue	215,497	295,534	484,936	384,303
Other	(4,117)	(1,755)	(8,255)	(2,518)
Bookings	$665,480	$494,171	$1,317,757	$743,747

	Six Months Ended June 30,
	2021	2020
	(dollars in thousands)
Free cash flow	$310,096	$133,297
The following table presents a reconciliation of net cash from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented:

	Six Months Ended June 30,
	2021	2020
	(dollars in thousands)
Reconciliation of net cash from operating activities to free cash flow:
Net cash provided by operating activities	$355,720	$160,125
Add (deduct):
Acquisition of property and equipment	(45,368)	(26,249)
Purchases of intangible assets	(256)	(579)
Free cash flow	$310,096	$133,297
Acquisition of property and equipment primarily includes servers, infrastructure equipment and tenant improvements.

###
About Roblox
Roblox’s mission is to build a human co-experience platform that enables shared experiences among billions of users. Every day, tens of millions of people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.
CONTACTS
Anna Yen
Roblox Investor Relations
ir@roblox.com
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com

ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2021 Roblox Corporation. All rights reserved.